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                                                                    Exhibit 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of ACE Limited on Form S-3 of our reports dated February 13, 2002, on our audits of the consolidated financial statements and financial statement schedules of ACE Limited as of December 31, 2001 and 2000, and for the years ended December 31, 2001, 2000 and 1999, which reports are included and incorporated by reference in the Company's 2001 Annual Report on Form 10-K.


                                                  /s/ PricewaterhouseCoopers LLP

New York, New York
November 19, 2002